UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 9, 2006 (January 3, 2006)

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Madison Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

See Item 2.03, which is incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On January 3, 2006, pursuant to the terms of an Agreement and Plan of Merger dated July 12, 2005 (as amended, the “Merger Agreement”) among Investment Technology Group, Inc., a Delaware corporation (“ITG”), The MacGregor Group, Inc., a Delaware corporation (“MacGregor”), Hedgehog Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of ITG (“Merger Sub”), and Steven D. Levy, as representative of the security holders of MacGregor, Merger Sub merged with and into MacGregor (the “Merger”), with MacGregor surviving the Merger.  As a result of the Merger, MacGregor became an indirect, wholly owned subsidiary of ITG. The aggregate purchase price paid by ITG was approximately $230 million.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, incorporated herein by reference to Exhibit 2.1.  A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.  The Merger Agreement included as Exhibit 2.1 contains representations and warranties that ITG and MacGregor made to each other.  These representations and warranties were included in the Merger Agreement principally to allocate contractual risk between the parties rather than to establish matters as facts, and are subject to exceptions and qualifications.  The Merger Agreement is described in this Current Report and is included as an exhibit hereto to provide investors with information regarding the Merger Agreement and its terms and conditions, and not to provide any other factual information regarding ITG, MacGregor or their respective businesses; accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the Forms 10-K, Forms 10-Q and other filings that ITG makes with the Securities and Exchange Commission.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2006, ITG entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as syndication agent, US Bank, National Association, as documentation agent, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the banks and other financial institutions who become parties thereto as lenders.  Also on January 3, 2006, ITG borrowed $200,000,000 in principal amount under a secured five-year term loan arrangement pursuant to the Credit Agreement.  These borrowings were used to finance a portion of the purchase price paid in the MacGregor acquisition described in Item 2.01 above.  The Credit Agreement also allows ITG to borrow up to an additional $25,000,000 under a revolving credit facility, but ITG has not as of the date of this Current Report on Form 8-K borrowed any funds thereunder.

The current borrowings will bear interest based on the Three-Month London Interbank Offered Rate (determined daily) plus 1.25%.  ITG will pay a commitment fee of 0.30% per year on the average daily amount of the unused commitment to make revolving loans under the Credit Agreement.  ITG will be required to pay down the principal amount of the term loan over five years; payments are to be made in four equal installments per year of $7,500,000/quarter during the first two years, $10,000,000/quarter during the third year and $12,500,000/quarter during the last two years.  Interest and commitment fees will be payable quarterly.

The Credit Agreement provides for mandatory prepayments with the proceeds of certain offerings of capital stock, the incurrence of indebtedness, and sales of assets and with certain percentages of excess cash flow (as that term is defined in the Credit Agreement).  In addition, the full amount of the borrowings may become immediately due following events of default by ITG or its subsidiaries as specified in the Credit Agreement.  ITG may prepay borrowings without premium or penalty in accordance with the provisions of the Credit Agreement.

Pursuant to the terms of the Credit Agreement, ITG will be required to maintain certain financial ratios and operating statistics, and will also be subject to certain operational limitations, including, among others, limitations on its ability to incur additional indebtedness, to make certain fundamental company changes (such as mergers, acquisitions and dispositions of assets), to make dividends and distributions on ITG’s capital stock and to undertake certain capital expenditures.  ITG will also be required, among other things, to maintain swap agreements that seek to provide that at least half of the term loan will have an interest rate that is effectively fixed for at least three years.

The borrowings are guaranteed by each of ITG’s subsidiaries, other than its foreign subsidiaries, registered broker-dealer subsidiaries and subsidiaries thereof, and POSIT JV.  ITG and such guarantor subsidiaries have pledged substantially all of their assets to secure the borrowings.

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 1.1 hereto.  The Credit Agreement included as Exhibit 1.1 contains representations and warranties that ITG made to the other parties to that agreement.  These representations and warranties were included in the Credit Agreement principally to allocate contractual risk between the parties rather than to establish matters as facts, and are subject to exceptions and qualifications.  The Credit Agreement is included as an exhibit hereto to provide investors with information regarding the agreement and its terms and conditions, and not to provide any other factual information regarding ITG, its subsidiaries or any of their respective businesses; accordingly, the representations and warranties and other provisions of the Credit Agreement should not be read alone, but instead should be read only in conjunction with the Forms 10-K, Forms 10-Q and other filings that ITG makes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro forma financial information

The pro forma financial information required by this item required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)                                  Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

1.1

Credit Agreement (the “Credit Agreement”), dated January 3, 2006, by and among Investment Technology Group, Inc., Bank of America, N.A., as syndication agent, US Bank, National Association, as documentation agent, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions who become parties thereto as lenders.

2.1

Agreement and Plan of Merger, dated July 12, 2005, by and among Investment Technology Group, Inc., The MacGregor Group, Inc., Hedgehog Acquisition Inc., and Steven D. Levy, as representative of the security holders of MacGregor (incorporated by reference to the Registrant’s Current Report on Form 8-K filed July 18, 2005).

99.1	Press Release dated January 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: January 9, 2006	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Managing Director, Chief Financial Officer, and Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1

Credit Agreement (the “Credit Agreement”), dated January 3, 2006, by and among Investment Technology Group, Inc., Bank of America, N.A., as syndication agent, US Bank, National Association, as documentation agent, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions who become parties thereto as lenders.

2.1

Agreement and Plan of Merger, dated July 12, 2005, by and among Investment Technology Group, Inc., The MacGregor Group, Inc., Hedgehog Acquisition Inc., and Steven D. Levy, as representative of the security holders of MacGregor (incorporated by reference to the Registrant’s Current Report on Form 8-K filed July 18, 2005).

99.1	Press Release dated January 3, 2006